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                                                               EXHIBIT 30.(XXXI)
                             COOPERATION AGREEMENT

THIS AGREEMENT is made on the 3rd of March, 1998 by and between Metsa Timber Oy (hereinafter "Metsa"), a limited liability company with its principal place of business located at Revontulentie8 C, Fin-02100, Espoo, Finland, and Nevada Manhattan Mining Incorporated (hereinafter "Nevada"), with its main place of business located at 5038 North Parkway Calabasas, suite #100, Calabasas, California 91302, United States of America (Both parties hereinafter together "the Parties").

WHEREAS, Nevada owns 100% of Equatorial Resources (Brazil) LTDA. (hereinafter "Equatorial"), a company with its main place of business located at Av. Aristides Lobo 906, 66053 - 020 Belem, PA Brazil, Equatorial owns and/or controls certain rights to timber properties and timber milling properties and equipment in the Amazon region of Brazil.

WHEREAS, the Parties desire to co-operate in the development of Equatorial's existing assets as well as additional related assets to be acquired, and in the distribution and sales of any timber and timber related products produced by Equatorial.

WHEREAS, it is the expressed desire of the Parties and a pre-condition of Metsa to this Agreement, that Equatorial will achieve the compliance with international environmental guidelines for sustainable forestry. In order to achieve this goal, Nevada/Equatorial has commenced a development project for an Eco-Efficiency Model with the help of Eco Rating International, Zurich,
Switzerland, and based on their pre-study attached as an exhibit to this Agreement.

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NOW THEREFORE,  in consideration  of the foregoing,  the Parties hereto agree in good faith as follows:

1. Metsa will provide through its sister company FWI Wood International Oy, (hereinafter "FWI") and Nevada/Equatorial will accept management and development services based on a special technical assistance agreement ("TAA- Agreement") to be negotiated and entered between Nevada/Equatorial and FWI with the fee-basis customary on the field. Services provided in the TAA-Agreement may include but are not limited to personnel management, employees, cutting and/or harvesting methods, specie procurement, milling techniques, mill locations, equipment changes and/or production line changes, management of assets, investment on additional assets, invests compliance, transportation, storage, shipping, maintenance of equipment and any other directives which may relate to the development, management, distribution and sales of timber, or timber-related products. The scope of the works to be done under the TAA-Agreement and their priority should follow and be in compliance with the recommendations of Eco Rating International's pre-study.

2. In consideration for the services specified in sub-section 1 above, Metsa will be granted distribution and sales rights for the output of timber and timber-related products of Equatorial's timber operations principally as follows:

     Territories
     Metsa's worldwide marketing and sales organizations, including but not limited to its sister companies, shall have exclusive rights for European and Japanese markets. Nevada/Equatorial shall not enter into any kind of sales agreements on other markets without prior consultations with Metsa.

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     Agency Agreements
     The actual sales activities shall be based on separate agency agreements for each specific market area, with customary terms, which shall be drawn up between Nevada/Equatorial and each of the entities of Metsa's marketing and sales organization.

     Commission
     In each agency agreement shall be fixed a general sales commission, which shall be in the scale of 5 - 10%.

     Pricing
     Pricing of the products shall be based on the highest achievable fair market price at each time on relevant market places to be determined either Metsa and Nevada/Equatorial or its respective marketing and sales organization.

     Delivery Term
     C&F (Incoterms 1990), unless otherwise agreed case by case.

     Order Procedure
     The actual sales activities shall be based on the order procedure to be created between the Parties and the respective agent (as the case may be), which shall consist of at least

      - For regular activities order and order confirmation method including time of delivery and shipping information,

      -   Estimates of Metsa's longer term  volume  demands,

      -   Equatorial's  production  plans  and

      -   All other information required for planning purposes of both parties.

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3.   Metsa shall use its best effort to have Equatorial's  export quality timber and timber-related products sold, but without obligation to do the same, whatsoever.

4. Each of the Parties are independent contractors and the obligations of each Party under this Agreement shall be in every case several and shall not be either joint or joint and several. Nothing contained in this Agreement shall be deemed to constitute an agency, legal representation, fiduciary or any other relationship between the Parties. Except as otherwise specifically provided in this Agreement, this Agreement shall give neither Party any authority to act for, or to assume any obligation or responsibility on behalf of the other.

5. This Agreement shall be based on the calendar year term, and shall remain in full force until terminated by either party with at least three months written notice before the end of then running actual year.

     Metsa shall have however premature right for immediate termination without notice, in case:

     -    Equatorial is continuously unable to deliver on time confirmed orders

          or

     - Equatorial proves to be substantially unable to match critical deadlines in the improvement procedure of its scheduled environmental actions and programs.

6. No provision of this Agreement shall be revised or amended without a written amendment signed by duly authorized representatives of the Parties.

7. Each of the Parties hereby represents and warrants, that they have full authority to enter into this Agreement.

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8.   This  Agreement  and the rights and  obligations  of the Parties  hereunder shall be governed by and construed by the internal laws of the state of New York.

     Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the rules of the Arbitration institute of the Stockholm Chamber of Commerce, in Stockholm, Sweden.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the date first hereinabove written.

Nevada Manhattan Mining Incorporated                 Metsa Timber Oy

    /s/ Jeffrey Kramer                                    /s/ Jari Lofroos
By:____________________                              By: ______________________